Exhibit 99.4

VERSO PAPER HOLDINGS LLC
VERSO PAPER INC.

Exchange Offer for All Outstanding

11.5% Senior Secured Notes Due 2014
(CUSIP Nos. 92532B AA7 and U9221V AA0)
for new 11.5% Senior Secured Notes Due 2014
that have been registered under the Securities Act of 1933

Pursuant to the Prospectus dated                   , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON                , 2010, UNLESS EXTENDED.

To Our Clients:

Enclosed for your consideration is a prospectus dated                      , 2010 (the “Prospectus”) and a Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by Verso Paper Holdings LLC and Verso Paper Inc. (the “Issuers”) to exchange their registered 11.5% Senior Secured Notes due 2014 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of their outstanding 11.5% Senior Secured Notes due 2014 (the “Original Notes”). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Original Notes, except that the Exchange Notes have been registered under the Securities Act, and therefore will not bear legends restricting their transfer, will not contain certain provisions providing for the payment of additional interest to the holders of the Original Notes under certain circumstances described in the Registration Rights Agreement, dated June 11, 2009, among the Issuers and the initial purchasers of $325,000,000 of the Original Notes or the Registration Rights Agreement, dated January 15, 2010, among the Issuers and the initial purchaser of $25,000,000 of the Original Notes (the “Registration Rights Agreements”) and will not be entitled to registration rights which the Original Notes are entitled to under the Registration Rights Agreements.

The enclosed material is being forwarded to you as the beneficial owner of Original Notes carried by us for your account or benefit but not registered in your name. An exchange of any Original Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, we urge beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Original Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish for us to exchange any or all such Original Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Original Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New York City time, on               , 2010, unless extended. The term “Expiration Date” shall mean 5:00 p.m., New York City time, on               , 2010, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended. A tender of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1.           The Issuers will issue a like principal amount of Exchange Notes in exchange for the principal amount of Original Notes surrendered pursuant to the Exchange Offer, of which $350,000,000 aggregate principal amount of 11.5% Senior Secured Notes due 2014 were outstanding as of the date of the Prospectus. The terms of the Exchange Notes are identical in all respects to the Original Notes, except that the Exchange Notes have been registered under the Securities Act, and therefore will not bear legends restricting their transfer, will not contain certain provisions providing for the payment of additional interest to the holders of the Original Notes under certain circumstances described in the Registration Rights Agreements and will not be entitled to registration rights which the Original Notes are entitled to under the Registration Rights Agreements.

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2.           THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE “THE EXCHANGE OFFER—CERTAIN CONDITIONS TO THE EXCHANGE OFFER” IN THE PROSPECTUS.

3.           The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on,                                     2010, unless extended.

4.           The Issuers have agreed to pay the expenses of the Exchange Offer.

5.           Any transfer taxes incident to the transfer of Original Notes from the tendering Holder to us will be paid by the Issuers, except as provided in the Prospectus and the Letter of Transmittal.

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish us to tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Original Notes held by us and registered in our name for your account or benefit.

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INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Verso Paper Holding LLC and Verso Paper Inc.

This will instruct you to tender for exchange the aggregate principal amount of Original Notes indicated below (or, if no aggregate principal amount is indicated below, all Original Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

Aggregate Principal Amount of Original Notes to be tendered for exchange:

$ _____________

* I(we) understand that if I(we) sign this instruction form without indicating an aggregate principal amount of Original Notes in the space above, all Original Notes held by you for my (our) account will be tendered for exchange.

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Signature(s)

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Capacity (full title), if signing in a fiduciary or representative capacity

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Name(s) and address, including zip code

Date: __________________________

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Area Code and Telephone Number

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Taxpayer Identification or Social Security No.

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